UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

TETRIDYN SOLUTIONS, INC.

(Name of Registrant As Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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PRELIMINARY INFORMATION STATEMENT SUBJECT TO COMPLETION DATED MARCH __, 2017

TETRIDYN SOLUTIONS, INC.

800 South Queen Street, Lancaster, Pennsylvania, 17603

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

TO THE STOCKHOLDERS OF TETRIDYN SOLUTIONS, INC.:

NOTICE IS HEREBY GIVEN that, on March 6, 2017, the holders of more than a majority of the outstanding common stock of TetriDyn Solutions, Inc., a Nevada corporation (“TETRIDYN SOLUTIONS,” the “Company,” “we” or “us”), approved the following actions without a meeting of stockholders in accordance with the Nevada Revised Statutes:

•	An amendment to our Articles of Incorporation, as amended, to effect a change in the Company’s name from TetriDyn Solutions, Inc. to Ocean Thermal Energy Corporation;
•	An amendment to our Articles of Incorporation, as amended, to effect an increase in our authorized shares of common stock from 400,000 to 200,000,000; and
•	An amendment to our Articles of Incorporation, as amended, to effect a forward stock split of the issued and outstanding shares of common stock of the Company on a 2.1676-for-1 basis.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date the definitive Information Statement has been mailed to our stockholders. This Information Statement is first mailed to you on or about March ___, 2017. We anticipate that the actions contemplated herein will be effected on or about the close of business on ________ __, 2017.

The accompanying Information Statement is being provided to you for informational purposes only to comply with requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and constitutes the notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders required by the Company’s Bylaws. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the authorized share increase and/or name change since no meeting of the Company’s stockholders will be held or proxies or consents solicited from the Company’s stockholders in connection with these matters because the requisite approval of the authorized share increase has been secured by means of the written consent of the holders of a majority of the outstanding shares of common stock of the Company.

This Information Statement is first being sent on or about March ___, 2017, to the Company’s stockholders.

We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons

By Order of the Board of Directors,

/s/ Jeremy P. Feakins
Jeremy P. Feakins
Chairman of the Board, Chief Executive Officer and Chief Financial Officer

March 14, 2017

This Information Statement Is Being Provided to You By the Board of Directors of the Company.

Information Statement pursuant to Section 14c of the Securities Exchange

Act of 1934 and Rule 14c-1 et seq and Notice of Actions

Taken by Written Consent of the Stockholders

TETRIDYN SOLUTIONS, INC.

800 South Queen Street, Lancaster, Pennsylvania, 17603

INFORMATION STATEMENT

March ___, 2017

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

INTRODUCTION

This information statement on Schedule 14C (this “Information Statement”) is first being sent on or about March ___, 2017 to the holders of record as of the close of business on March 3, 2017 (the “Record Date”), of shares of common stock, $0.001 par value per share (the “Common Stock”), of TetriDyn Solutions, Inc., a Nevada corporation (“TetriDyn Solutions,” “the Company,” “we” or “us”).

This Information Statement is to notify such stockholders that, on March 6, 2017, we received the approval, via a written consent in lieu of a meeting of stockholders, of the holders of a majority of our outstanding Common Stock (the “Consenting Stockholders”), representing approximately 57.76% of the outstanding shares of our Common Stock, approving the following:

(1)	an Amendment to our Articles of Incorporation, as amended, to change our corporate name to “Ocean Thermal Energy Corporation” (the “Name Change”);

(2)	an Amendment to our Articles of Incorporation, as amended, to effect an increase in our authorized shares of common stock from 400,000 to 200,000,000 (the “Authorized Share Increase”); and

(3)	an amendment to our Articles of Incorporation, as amended, to effect a forward stock split of the issued and outstanding shares of common stock of the Company (the “Common Stock”) on a 2.1676-for-1 basis (the “Forward Stock Split”).

The Name Change, Authorized Share Increase and Forward Stock Split had previously been approved by our Board of Directors on February 28, 2017 in connection with the approval of a merger of a newly-created Delaware corporation that is wholly-owned by the Company (“TetriDyn Merger Sub”) with and into Ocean Thermal Energy Corporation, a Delaware corporation (“OTE”), with OTE continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”), as more fully discussed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 10, 2017 (the “March Form 8-K”).

A copy of the Amendment to our Articles of Incorporation, as amended, to be filed with the Secretary of State of Nevada is attached hereto as Exhibit “A”.

This Information Statement is first being mailed or furnished to our stockholders on or about March ___, 2017. The Name Change, Authorized Share Increase and Forward Stock Split will not occur until at least 20 days after such date.

Our Board of Directors has determined that our stockholders ARE NOT REQUIRED to return their certificates to have them re-issued by our Transfer Agent.

This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Name Change, the Authorized Share Increase and the Forward Stock Split, as well as summary information regarding the transactions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly available documents filed with the SEC.

Stockholders will not be entitled to any rights of appraisal under Nevada law or otherwise with respect to the approval and implementation of the Authorized Share Increase, Name Change and Forward Stock Split proposals (collectively, the “Proposals”).

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

REQUIRED VOTE; OUTSTANDING SHARES AND VOTING RIGHTS

Outstanding Securities

As of the Record Date, we had issued and outstanding 246,616 shares of Common Stock, held by more than 800 stockholders of record, constituting TetriDyn Solutions’ only outstanding class of securities entitled to vote on the Proposals. As previously reported in the Current Report on Form 8-K filed by the Company with the SEC on December 12, 2016 (the “Form 8-K”), as subsequently amended by that certain Current Report on Form 8-K/A filed by the Company with the SEC on December 20, 2016 (the “Form 8-K/A” and together with the Form 8-K, the “December Form 8-K”), the Board of Directors of the Company approved a reverse stock split of the issued and outstanding shares of common stock of the Company on a 1-for-250 basis (the “Reverse Stock Split”) which such Reverse Stock Split was effective with the Secretary of State of Nevada at 12:01 am on December 31, 2016 and a corresponding decrease in the outstanding shares of Common Stock of the Company from 60,414,140 shares of Common Stock to approximately 241,616 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares). As also reported in the December Form 8-K, 5,000 shares of Common Stock were issued to JPF Venture Group, Inc., a Delaware corporation (“Seller” or “JPF”), as the purchase price for all assets of Seller used primarily in connection with the business of Seller consisting of the development of sustainable living communities by creating ecologically sustainable “EcoVillages” powered by 100% fossil-fuel free electricity, buildings cooled by energy efficient and chemical free systems, and on-site water produced for drinking, aquaculture and agriculture (the “Assets”) pursuant to the terms of an Asset Purchase Agreement, dated December 8, 2016 (the “Purchase Agreement”), by and between the Company and the Seller. Subsequent to the effectiveness of the Reverse Stock Split with the State of Nevada, the Company commenced discussions related to the Merger and determined, in order to effectuate the Merger, it was necessary to effectuate the Forward Stock Split. In order to effect the Merger, the Board of Directors of the Company and the Consenting Stockholders approved the Forward Stock Split, which shall be effective upon filing of a Certificate of Amendment with, and acceptance by, the Secretary of State of the State of Nevada. As a result of the Forward Stock Split, the issued and outstanding shares of TetriDyn Solutions shall correspondingly increase from 246,616 shares of Common Stock to approximately 534,555 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares). Each share of Common Stock outstanding on the Record Date entitles the record holder to cast one vote with respect to each matter to be voted upon. The Company’s Articles of Incorporation, as amended (“Articles of Incorporation”), do not provide for cumulative voting.

Action by Written Consent; Vote Required

Under the Nevada Revised Statutes (“NRS”), unless otherwise provided in the articles of incorporation or the bylaws, any action that may be taken at a meeting of stockholders also can be taken without such meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares holding at least a majority of the voting power. Our Articles of Incorporation do not limit, prohibit, restrict or otherwise qualify the use of this procedure. Further, Section 2.17 of our Bylaws specifically permits actions to be taken by written consent in lieu of a meeting in the manner set forth in the NRS and Bylaws.

Further, unless the NRS or the articles of incorporation of a corporation requires a greater number of votes, matters submitted to stockholders generally require the approval of a majority of the outstanding shares at a meeting when a quorum is present. The NRS requires the approval of the holders of outstanding shares holding at least a majority of the voting power in order to amend a Nevada corporation’s articles of incorporation, unless the articles of incorporation require a greater vote to take such action. Our Articles of Incorporation do not require a greater vote to take such action. Accordingly, because the Proposals require an amendment to our Articles of Incorporation, the approval of the Proposals require the receipt of the written consent of the holders of at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (or 123,309 shares following the effectiveness of the Reverse Stock Split).

Notice of Action by Written Consent

Under the Company’s bylaws, the Company is required to provide prompt notice of the taking of corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No appraisal rights are afforded to stockholders of the Company under the laws as a result of the approval of the Proposals.

1

CONSENTING STOCKHOLDERS CONSENT

The Consenting Stockholders holding more than a majority of the outstanding shares of common stock of the Company executed and delivered to us a written consent, effective as of March 6, 2017, authorizing the Proposals. As of the Record Date, the Consenting Stockholders had the power to vote an aggregate of 142,489 shares of our common stock, or 57.76% of the outstanding shares of our Common Stock. The Consenting Stockholders voted all of the foregoing shares to approve the Proposals.

Taking action by written consent of the Consenting Stockholders has eliminated the costs and management time that would have otherwise been necessary to hold a special meeting of stockholders and will permit the Company to effect the Proposals as early as possible in order to accomplish the purposes of the Company, as hereafter described.

DESCRIPTION OF NAME CHANGE

General

Our Board of Directors and the Consenting Stockholders have approved the Name Change proposal and have authorized the Company to file an Amendment to our Articles of Incorporation to effect the Name Change.

On February 28, 2017, the Board of Directors approved an Amendment to our Articles of Incorporation to change our corporate name to “Ocean Thermal Energy Corporation” in connection with the Merger.

Background; Reasons for the Corporate Name Change

The principal purpose for changing our corporate name is that, following the Merger, the primary business of the combined company will be developing deep-water hydrothermal technologies to provide renewable energy and drinkable water. Therefore, the existing business of OTE, and thus the name “Ocean Thermal Energy Corporation” will be a more accurate description of the business of the Company.

Vote Required

We have obtained approval to effect the Name Change through the written consent of the Consenting Stockholders. Therefore, a special meeting of our stockholders to approve the Name Change will not take place for this purpose.

Effect on Stockholders

The change of name will not affect in any way the validity or transferability of stock certificates outstanding at the time of the Name Change, our capital structure or the quotation of our Common Stock on the OTC Link ATS or the trading of our Common Stock on the Pink Open Market - Current. Following implementation of the Name Change, stockholders may continue to hold their existing certificates or receive new certificates reflecting the Name Change by delivering their existing certificates to the Company’s transfer agent. Stockholders should not destroy any stock certificates and should not deliver any stock certificates to the transfer agent until after the effectiveness of the Name Change.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the NRS with respect to the proposed Amendment to our Articles of Incorporation to effect the Name Change, and the Company has not independently provided its stockholders with any such right.

2

DESCRIPTION OF THE AUTHORIZED SHARE INCREASE OF COMMON STOCK

General

Our Board of Directors and the Consenting Stockholders have approved the Authorized Share Increase proposal and have authorized the Company to file an Amendment to our Articles of Incorporation to effect the Authorized Share Increase.

Background; Reasons for the Authorized Share Increase

As of the Record Date, the Company had 400,000 shares of Common Stock and 5,000,000 shares of preferred stock authorized, of which 246,616 shares of Common Stock were outstanding and no shares of preferred stock were outstanding. As previously reported by the Company on the December Form 8-K, the Board of Directors of the Company approved the Reverse Stock Split, which such Reverse Stock Split was effective with the Nevada Secretary of State 12:01 am on December 31, 2016 and resulted in a corresponding decrease in the authorized shares of Common Stock of the Company from 100,000,000 to 400,000 shares of Common Stock. Subsequent to the effectiveness of the Reverse Stock Split with the State of Nevada, the Company commenced discussions related to the Merger and determined, in order to effectuate the Merger, it was necessary to effectuate the Forward Stock Split. In order to effect the Merger, the Board of Directors of the Company and the Consenting Stockholders approved the Forward Stock Split, which shall be effective upon filing of a Certificate of Amendment with, and acceptance by, the Secretary of State of the State of Nevada. As a result of the Forward Stock Split, the issued and outstanding shares of TetriDyn Solutions shall correspondingly increase from 246,616 shares of Common Stock to approximately 534,555 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Forward Stock Split would not change the number of shares of preferred stock issued and outstanding.

The Authorized Share Increase is intended to facilitate the Merger and the issuance of shares of Common Stock of the Company to the existing stockholders of OTE in connection with the Merger, as more fully set forth in the March Form 8-K.

The Company’s Common Stock is quoted on the OTC Link ATS under the symbol “TDYS” and the last reported closing price of the Common Stock on March 14, 2017 was $0.055 per share.

The par value of the Common Stock will remain unchanged at $0.001 per share and the Authorized Share Increase will not change the number of outstanding shares of Common Stock under the Articles of Incorporation. Accordingly, the Authorized Share Increase will have the effect of creating additional authorized and unreserved shares of our Common Stock. Although at present we have no current plans, arrangements or understandings providing for the issuance of the additional shares that would be made available for issuance upon effectiveness of the Authorized Share Increase (aside from shares issuable pursuant to the Merger), such additional shares may be used by us for various purposes in the future without further stockholder approval. The additional shares will be issued by the Company to JPF, as necessary, in the event JPF elects to convert one or more of the Notes (as defined below). Other purposes may include, among other things:

•	the sale of shares to raise additional capital;
•	the issuance of equity incentives to our employees, officers or directors;
•	establishment of strategic relationships with other companies and suppliers; and
•	acquisition of other businesses or products.

Aside from the Merger, the Board of Directors is not implementing the Authorized Share Increase in anticipation of any future transaction or series of transactions. Further, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

Vote Required

We have obtained approval to effect the Authorized Share Increase through the written consent of the Consenting Stockholders. Therefore, a special meeting of our stockholders to approve the Authorized Share Increase will not take place for this purpose.

3

Material Effects of the Authorized Share Increase

The principal effect of the Authorized Share Increase will be to increase the number of authorized shares. As a result, stockholders should recognize that once the Authorized Share Increase is effected, they will own the same number of shares that they currently own. However, the Authorized Share Increase will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company. Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Authorized Share Increase. For example, a holder of 2% of the outstanding shares of Common Stock immediately prior to the Authorized Share Increase would continue to hold 2% of the outstanding shares of Common Stock immediately after the Authorized Share Increase. The number of stockholders of record also will not be affected by the Authorized Share Increase.

The Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The Authorized Share Increase will not affect the registration of the Common Stock under the Securities Exchange Act and the Common Stock will continue to be reported on the OTC Link ATS.

Effect on Fractional Stockholders

Stockholders will not receive fractional shares in connection with the Authorized Share Increase and the Company will not be paying any cash to any stockholders for any fractional shares from the Authorized Share Increase.

Effect on Registered and Beneficial Stockholders

Following the Authorized Share Increase, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Certain Risk Factors Associated with the Authorized Share Increase

In evaluating the Authorized Share Increase proposal, the Board of Directors also took into consideration negative factors associated with authorized share increases. These factors included the negative perception of authorized share increases by some investors, analysts and other stock market participants, as well as various other risks and uncertainties that surround the implementation of an authorized share increase, including but not limited to the following:

•	There can be no assurance that the market price per share of the Common Stock after the Authorized Share Increase will remain unchanged. In the long term the price per share depends on many factors, including our performance, prospects and other factors, some of which are unrelated to the number of shares outstanding. If the Authorized Share Increase is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Authorized Share Increase. The history of similar authorized share increases for companies in similar circumstances is varied.

The Board of Directors, however, has determined that these negative factors were outweighed by the potential benefits of the Authorized Share Increase and voted to approve the Authorized Share Increase proposal.

Authorized Shares; Potential Dilutive Effect

As of the Record Date, the Company had 400,000 shares of Common Stock, par value $.001, and 5,000,000 shares of preferred stock, par value $.001, authorized. As discussed above and as previously reported by the Company on the December Form 8-K, the Board of Directors of the Company approved the Reverse Stock Split which such Reverse Stock Split was effective with the Nevada Secretary of State at 12:01 am on December 31, 2016 and approved a corresponding decrease in the authorized shares of Common Stock of the Company from 100,000,000 to 400,000 shares of Common Stock. Subsequent to the effectiveness of the Reverse Stock Split with the State of Nevada, the Company commenced discussions related to the Merger and determined, in order to effectuate the Merger, it was necessary to effectuate the Forward Stock Split. In order to effect the Merger, the Board of Directors of the Company and the Consenting Stockholders approved the Forward Stock Split, which shall be effective upon filing of a Certificate of Amendment with, and acceptance by, the Secretary of State of the State of Nevada. As a result of the Forward Stock Split, the issued and outstanding shares of TetriDyn Solutions shall correspondingly increase from 246,616 shares of Common Stock to approximately 534,555 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Authorized Share Increase would not change the number of authorized shares of preferred stock. Following the Authorized Share Increase, authorized but unissued shares of Common and preferred stock will be available for issuance, and the Company may issue such shares in the future.

The issuance of a substantial number of additional shares of Common Stock from the newly-authorized shares provided for in the Authorized Share Increase, in connection with the Merger or otherwise, would result in dilution of our existing stockholders’ ownership interest in the Company. Stockholders of the Company do not have preemptive rights with respect to our Common Stock. Thus, existing stockholders would not have any preferential rights to purchase any shares.

4

Accounting Matters; Tax Consequences

The par value per share of Common Stock would remain unchanged at $0.001 per share after the Authorized Share Increase. As a result, on the effective date of the Authorized Share Increase, the stated capital on the Company’s balance sheet attributable to the Common Stock will remain the same. Our net income or loss and our net book value on a per share basis will remain the same. The Company does not anticipate that any accounting consequences would arise as a result of the Authorized Share Increase.

There are no tax consequences from the Authorized Share Increase.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares of Common Stock available for issuance following the effective date of the Authorized Share Increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Authorized Share Increase proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company (aside from shares issuable pursuant to the Merger). Other than the Authorized Share Increase, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over of change the control of the Company.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the NRS with respect to the proposed Amendment to our Articles of Incorporation to effect the Authorized Share Increase, and the Company has not independently provided its stockholders with any such right.

Interests of Certain Persons in Matters to be Acted Upon

Except in their capacity as stockholders (which interest does not differ from that of the other common stockholders) and JPF’s conversion rights under the Notes and 7.87% ownership interest of OTE, none of our officers, directors or any of their respective associates or affiliates has any interest in the Authorized Share Increase.

5

DESCRIPTION OF THE FORWARD STOCK SPLIT OF COMMON STOCK

General

Our Board of Directors and the Consenting Stockholders have approved the Forward Stock Split proposal and have authorized the Company to file an Amendment to our Articles of Incorporation to effect the Forward Stock Split.

Background; Reasons for the Forward Stock Split

As of the Record Date, the Company had 400,000 shares of Common Stock and 5,000,000 shares of preferred stock authorized, of which 246,616 shares of Common Stock were outstanding and no shares of preferred stock were outstanding. As previously reported by the Company on the December Form 8-K, the Board of Directors of the Company approved the Reverse Stock Split, which such Reverse Stock Split was effective with the Nevada Secretary of State 12:01 am on December 31, 2016 and resulted in a corresponding decrease in the authorized shares of Common Stock of the Company from 100,000,000 to 400,000 shares of Common Stock. Subsequent to the effectiveness of the Reverse Stock Split with the State of Nevada, the Company commenced discussions related to the Merger and determined, in order to effectuate the Merger, it was necessary to effectuate the Forward Stock Split. In order to effect the Merger, the Board of Directors of the Company and the Consenting Stockholders approved the Forward Stock Split, which shall be effective upon filing of a Certificate of Amendment with, and acceptance by, the Secretary of State of the State of Nevada. As a result of the Forward Stock Split, the issued and outstanding shares of TetriDyn Solutions shall correspondingly increase from 246,616 shares of Common Stock to approximately 534,555 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Forward Stock Split would not change the number of shares of preferred stock issued and outstanding.

The Forward Stock Split is intended to facilitate the Merger and the issuance of shares of Common Stock of the Company to the existing stockholders of OTE in connection with the Merger, as more fully set forth in the March Form 8-K.

The Company’s Common Stock is quoted on the OTC Link ATS under the symbol “TDYS” and the last reported closing price of the Common Stock on March 14, 2017 was $0.055 per share.

The par value of the Common Stock will remain unchanged at $0.001 per share and the Forward Stock Split will not change the number of authorized shares of Common Stock under the Articles of Incorporation. Accordingly, the Forward Stock Split will have the effect of decreasing the number of authorized and unreserved shares of our Common Stock.

Aside from the Merger, the Board of Directors is not implementing the Forward Stock Split in anticipation of any future transaction or series of transactions. Further, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

Vote Required

We have obtained approval to effect the Forward Stock Split through the written consent of the Consenting Stockholders. Therefore, a special meeting of our stockholders to approve the Forward Stock Split will not take place for this purpose.

Material Effects of the Forward Stock Split

The effect of the Forward Stock Split will be that the total number of shares of the Company's Common Stock held by each shareholder will automatically convert into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Forward Stock Split multiplied by 2.1676, with an adjustment for any fractional shares (fractional shares will be rounded up into a whole share).

The Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The Forward Stock Split will not affect the registration of the Common Stock under the Securities Exchange Act and the Common Stock will continue to be reported on the OTC Link ATS.

6

Effect on Fractional Stockholders

The Board of Directors has indicated that fractional shares will not be issued. Instead, the Company will issue one full share of the post-Forward Stock Split Common Stock to any shareholder who would have been entitled to receive a fractional share as a result of the Forward Stock Split. Each Common Stock shareholder will hold the same percentage of the outstanding Common Stock immediately following the Forward Stock Split as that shareholder did immediately prior to the Forward Stock Split, except for minor adjustment due to the additional shares that will need to be issued as a result of the treatment of fractional shares.

Effect on Registered and Beneficial Stockholders

Upon effectuation of the Forward Stock Split, each common shareholder’s percentage ownership interest in the Company's Common Stock will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Forward Stock Split. If any, all issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Forward Stock Split automatically on the effective date of the Forward Stock Split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the Forward Stock Split), also will be appropriately adjusted for the Forward Stock Split.

Certain Risk Factors Associated with the Forward Stock Split

In evaluating the Forward Stock Split proposal, the Board of Directors also took into consideration negative factors associated with forward stock splits. These factors included the negative perception of forward stock splits by some investors, analysts and other stock market participants, as well as various other risks and uncertainties that surround the implementation of a forward stock split, including but not limited to the following:

•

As a result of the proposal to conduct a Forward Stock Split, the number of presently issued and outstanding shares of Common Stock will increase from 246,616 to 534,555. The market price of the Common Stock may fall proportionally to the increase in the number of shares outstanding as a result of the Forward Stock Split. There can be no assurances that the market price of the Common Stock will return to its pre-Forward Stock Split level.

•	As a result of the proposal to conduct a Forward Stock Split, the Company will have less authorized shares available for issuance than it currently has available. There is still a significant risk of shareholder value represented by the Common Stock being further diluted by additional share issuances. The proposed Forward Stock Split may create a risk that current shareholders of the Common Stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. After the Forward Stock Split, if the Board of Directors of the Company would then issue the balance of the authorized shares, that action would have a material dilutive effect upon existing shareholders. The Board of Directors of the Company may have future plans, understandings, agreements or commitments to issue additional shares of stock for any purpose, including financings or consummating the Merger.

The Board of Directors, however, has determined that these negative factors were outweighed by the potential benefits of the Forward Stock Split and voted to approve the Forward Stock Split proposal.

Certain Federal Income Tax Consequences of the Forward Stock Split

We believe that the Forward Stock Split should not result in any taxable gain or loss to shareholders for U.S. federal income tax purposes. As a result of the Forward Stock Split, the U.S. tax basis of Common Stock received as a result of the Forward Stock Split will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For U.S. federal income tax purposes, the holding period of the shares immediately prior to the effective date of the Forward Stock Split will be included in the holding period of the Common Stock received as a result of the Forward Stock Split.

SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE FORWARD STOCK SPLIT ON THEIR INDIVIDUAL TAX STATUS.

Certain Regulatory Matters

The Forward Stock Split will require processing by the FINRA pursuant to Rule 10b-17 promulgated under the Securities Exchange Act in order for the Forward Stock Split to be recognized in the market for trading purposes. We expect to, but cannot assure that we will, receive FINRA’s clearance prior to the effective date of the Forward Stock Split. If so, Common Stock will be quoted at its post-Forward Split price on the effective date.

7

Potential Anti-Takeover Effect

We do not have any provisions in our Articles of Incorporation, Bylaws, or agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the NRS with respect to the proposed Amendment to our Articles of Incorporation to effect the Forward Stock Split, and the Company has not independently provided its stockholders with any such right.

Exchange of Certificates

After the taking of any action to conduct or authorize the Forward Stock Split is filed, there is not a requirement that shareholders obtain new or replacement share certificates. Each of the holders of record of shares of the Company’s Common Stock that is outstanding on the effective date of the Forward Stock Split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-Forward Stock Split Common Stock shares into which the existing shares have been converted as a result of the Forward Stock Split.

Interests of Certain Persons in Matters to be Acted Upon

Except in their capacity as stockholders (which interest does not differ from that of the other common stockholders) and JPF’s conversion rights under the Notes and 7.87% ownership interest of OTE, none of our officers, directors or any of their respective associates or affiliates has any interest in the Forward Stock Split.

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE CHANGES THAT WILL OCCUR IF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION IS COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT.

SUMMARY

On February 28, 2017, our Board of Directors voted to approve and recommend the Proposals described above and, on March 6, 2017, the Consenting Stockholders holding approximately 57.76% of the then-outstanding shares of our Common Stock, and acting by written consent in lieu of a special meeting, approved and adopted the Proposals. This action by written consent eliminated the need for a special stockholder meeting to approve these matters. This also reduces the costs and management time involved in holding a special meeting and allows us to effect the filing of the Amendment to our Articles of Incorporation as quickly as possible.

The Amendment to our Articles of Incorporation relating to the Name Change, Authorized Share Increase and Forward Stock Split will be filed on or about ___________ __, 2017, with the Secretary of State of the State of Nevada, which is not less than 20 days from the date of mailing of the definitive Information Statement.

Notwithstanding the foregoing, we must first notify FINRA of the intended Name Change, Forward Stock Split (and Merger) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act. We will also request a new ticker symbol in connection with the Name Change. The change in the ticker symbol is expected to be effective in __________ 2017.

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OTHER MATTERS

No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock, as of March 14, 2017, by: (i) each of our directors, (ii) each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act), (iii) all of our directors and named executive officers as a group, and (iv) each person known to us to beneficially own more than 5% of our outstanding Common Stock.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse. The Company does not know of any arrangements the operation of which may at a subsequent date result in a change of control of the Company.

Name and Address of Person or Group(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

JPF Venture Group, Inc.(2)	4,289,154	97.2%
Antoinette Hempstead(3)	53,116	21.5%
Sawtooth Meadows, LP(4)	48,909	19.8%
Jeremy P. Feakins(5)	4,297,154	97.4%
Peter H. Wolfson	4,000	1.6%
Executive Officers and Directors as a Group (2 persons):	221,726	66.4%

______________

*Less than 1%

(1)	800 South Queen Street, Lancaster, PA 17603, is the address for all stockholders in the table. Applicable percentages are based on 246,616 shares of our common stock outstanding on March 14, 2017, and are calculated as required by rules promulgated by the SEC. As previously reported in December Form 8-K, the Board of Directors of the Company approved the Reverse Stock Split, which such Reverse Stock Split was effective with the Nevada Secretary of State at 12:01 am on December 31, 2016 and a corresponding decrease in the outstanding shares of Common Stock of the Company from 60,404,140 to approximately 241,616 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares).
(2)	JPF Venture Group, Inc.’s beneficial ownership is reported based on its ownership of (a) 122,489 shares owned of record, and (b) shares of common stock issuable on the conversion of a (i) $50,000 promissory note dated June 2015, convertible at $0.03 per share into 1,666,666 shares of common stock (the “June 2015 Note”); (ii) $50,000 promissory note dated November 2015, convertible at $0.03 per share into 1,666,666 shares of common stock (the “November 2015 Note”); and (iii) $25,000 promissory note dated December 2016, convertible at $0.03 per share into 833,333 shares of common stock (the “December 2016 Note” and together with the June 2015 Note and November 2015 Note, the “Notes”). All calculations in this footnote are based on conversion of the principal only since accrued interest is not subject to conversion.
(3)	Consists of 48,909 shares owned of record by Sawtooth Meadows, LP. Antoinette Knapp Hempstead is owner of, and controls, Sawtooth Meadows, LP, and as such, is deemed to be the beneficial owner of shares owned of record by Sawtooth Meadows, LP.
(4)	Consists of 4,207 shares owned of record by Antoinette K. Hempstead and 48,909 shares owned of record by Sawtooth Meadows, LP as set forth in footnote 3 above. Antoinette Knapp Hempstead is owner of, and controls, Sawtooth Meadows, LP, and as such, is deemed to be the beneficial owner of shares owned of record by Sawtooth Meadows, LP.
(5)	Consists of 8,000 shares owned of record by Jeremy Feakins and shares beneficially owned by JPF Venture Group, Inc. as set forth in footnote 2 above. JPF Venture Group, Inc. is an investment entity that is majority-owned by Jeremy P. Feakins. Jeremy Feakins also controls JPF Venture Group, Inc., and as such, is deemed to be the beneficial owner of shares owned of record by it.

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PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

TETRIDYN SOLUTIONS, INC.

Attn: Chief Executive Officer

800 South Queen Street

Lancaster, Pennsylvania, 17603

(717) 715-0238

AVAILABILITY OF ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial condition and other matters. Such reports and other information can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The SEC maintains a website on the Internet (http://www.sec.gov) that contains the Exchange Act Filings filed electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/S/ Jeremy P. Feakins
Jeremy P. Feakins
Chairman of the Board, Chief Executive Officer and Chief Financial Officer

Lancaster, Pennsylvania

March 14, 2017

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APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

TETRIDYN SOLUTIONS, INC.

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

TetriDyn Solutions, Inc.

2. The articles have been amended as follows:

Article I is amended to read in its entirety as follows: “The name of the Corporation is Ocean Thermal Energy Corporation.”

Article IV is amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:          57.76%

4. Effective date and time of filing:      Date:                          Time:

5. Signature:

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

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EXHIBIT A

Article IV
Authorized Shares

The Corporation is authorized to issue Two Hundred and Five Million (205,000,000) shares, of which Two Hundred Million (200,000,000) shares shall be common stock, par value $0.001 per share (“Common Stock”), and Five Million (5,000,000) shares shall be preferred stock, par value $0.001 per share (“Preferred Stock”). Shares of any class of stock may be issued, without stockholder action, from time to time, in one or more series, as may be determined by the Board of Directors of the Corporation. The Corporation’s Board of Directors is hereby expressly granted authority, without stockholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a)                designate, in whole or in part, the voting powers, designation, preferences, limitations, restrictions, and relative rights of each class of shares before the issuance of any shares of that class;

(b)                create one or more series within a class of shares, fix the number of shares of each such series, and designate in whole or part the voting powers, designation, preferences, limitations, restrictions, and relative rights of the series, all before the issuance of any shares of that series; or

(c)                alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly-unissued class of shares or any wholly-unissued series of any class of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution shall be as designated by the Board of Directors of the Corporation. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation’s bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the Board of Directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

Upon the effectiveness of this Certificate of Amendment to Articles of Incorporation with the Secretary of State of the State of Nevada (the “Effective Time”), each 1 share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be converted, without any action on the part of the holder thereof, into 2.1675587292170 shares of fully paid and non-assessable Common Stock of the Corporation (the “Forward Stock Split”). Fractional shares, if any, will be rounded up to the next whole share. The Forward Stock Split shall occur whether or not the certificates representing shares of Old Common Stock are surrendered to the Corporation or its transfer agent. The Forward Stock Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of Common Stock resulting from the Forward Stock Split and held by a single record holder shall be aggregated. The par value of each share of Common Stock shall not be adjusted in connection with the Forward Stock Split, and the number of shares of Common Stock the Corporation is authorized to issue, as set forth in this Article IV, shall not be affected by the Forward Stock Split.

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